Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Record First Quarter Fiscal 2022

Results of Operations

Highlights

▪	Korn Ferry reports record quarterly fee revenue of $585.4 million in Q1 FY’22, an increase of 70% from Q1 FY’21 and a sequential increase of 5% from Q4 FY’21.
▪	Operating income and Adjusted EBITDA were both all-time highs in Q1 FY’22 at $101.3 million (operating margin of 17.3%) and $121.3 million (Adjusted EBITDA margin of 20.7%), respectively.
▪	Record net income attributable to Korn Ferry and record diluted earnings per share of $74.8 million and $1.37 in Q1 FY’22, respectively.
▪	Declared a quarterly dividend of $0.12 per share on September 7, 2021, which is payable on October 15, 2021 to stockholders of record on September 23, 2021.

Los Angeles, CA, September 8, 2021 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced record first quarter fee revenue of $585.4 million.  In addition, first quarter diluted earnings per share was $1.37, an all-time high.

“I am extremely pleased with our results during the fiscal first quarter, as Korn Ferry once again achieved all-time financial performance highs. We generated a record $585 million in fee revenue, up 70% year over year. Our profitability was also strong with diluted earnings per share at $1.37 and Adjusted EBITDA margin at 20.7%,” said Gary D. Burnison, CEO, Korn Ferry.

“The purposeful decisions and moves we’ve made with great intention throughout the years have now come together in a critical mass of opportunity. As a result, today’s Korn Ferry is the right firm for the right time, offering scaled capabilities that include organizational strategy, leadership and professional development, assessment and succession, rewards, talent acquisition and more. From the depth of pandemic lockdowns and economic contractions, we are truly helping clients in this digitally enabled, new world of work. I am grateful for the grit and grace demonstrated by our colleagues who have propelled our firm to new heights.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’22	FY’21
Fee revenue	$585.4	$344.1
Total revenue	$588.1	$346.9
Operating income (loss)	$101.3	$(43.8)
Operating margin	17.3%	(12.7%)
Net income (loss) attributable to Korn Ferry	$74.8	$(30.8)
Basic earnings (loss) per share	$1.38	$(0.58)
Diluted earnings (loss) per share	$1.37	$(0.58)

Adjusted Results (b):	First Quarter
	FY’22	FY’21
Adjusted EBITDA	$121.3	$10.6
Adjusted EBITDA margin	20.7%	3.1%
Adjusted net income (loss) attributable to Korn Ferry	$74.8	$(10.2)
Adjusted basic earnings (loss) per share	$1.38	$(0.19)
Adjusted diluted earnings (loss) per share	$1.37	$(0.19)

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’22	FY’21
Integration/acquisition costs	$—	$0.7
Restructuring charges, net	$—	$27.5

The Company reported record fee revenue in Q1 FY’22 of $585.4 million, an increase of 70% (up 63% on a constant currency basis) compared to Q1 FY’21.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q1 FY’21 was primarily due to the increasing relevance of the Company’s solutions in helping businesses solve their organizational and human capital issues in today’s business environment, as well as the Company’s recovery from the economic impact of the coronavirus pandemic (“COVID-19”) which adversely impacted the Company on a worldwide basis in Q1 FY’21.

Operating margin was 17.3% in Q1 FY’22 compared to (12.7%) in the year-ago quarter.  Adjusted EBITDA margin was 20.7%, compared to Adjusted EBITDA margin of 3.1% in the year-ago quarter.  Net income attributable to Korn Ferry was $74.8 million in Q1 FY’22 compared to net loss attributable to Korn Ferry of $30.8 million in Q1 FY’21.

The year-over-year improvement in each of the above measures of profitability was due to the increase in fee revenue discussed above, as well as cost savings realized from work being conducted virtually.  Partially offsetting this were increases in both compensation and benefits expense and cost of services expense due in large part to an increase in new business and the related fee revenue.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance related bonus expense due to revenue growth through the recovery combined with an increase in overall profitability and headcount.  In addition, the profitability in operating income improved as we did not incur restructuring charges in Q1 FY’22 as compared to $27.5 million incurred in Q1 FY’21.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	First Quarter
	FY’22	FY’21
Fee revenue	$148.5	$99.3
Total revenue	$149.0	$99.6

Ending number of consultants and execution staff (b)	1,651	1,511
Hours worked in thousands (c)	426	367
Average billed rate (d)	$349	$271

Adjusted Results (e):	First Quarter
	FY’22	FY’21
Adjusted EBITDA	$26.8	$6.6
Adjusted EBITDA margin	18.1%	6.6%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)	Adjusted results exclude the following:

	First Quarter
	FY’22	FY’21
Restructuring charges, net	$—	$12.7

Fee revenue was $148.5 million in Q1 FY’22 compared to $99.3 million in Q1 FY’21, an increase of $49.2 million or 50% (up 44% on a constant currency basis). The increase in fee revenue was due to the diversity and increasing relevance of our consulting services and our ability to adapt to delivering the services in a virtual world as well as the Company’s recovery from the economic impact of COVID-19, which negatively impacted the Company on a worldwide basis in Q1 FY’21.

Adjusted EBITDA was $26.8 million in Q1 FY’22 with an Adjusted EBITDA margin of 18.1% compared to Adjusted EBITDA of $6.6 million with an associated margin of 6.6%, respectively, in the year-ago quarter. This change resulted from the increase in fee revenue outlined above, as well as cost savings realized from work being conducted virtually. These changes were partially offset by increases in both compensation and benefits expense and cost of services expense due in large part to an increase in new business and the related fee revenue.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability and headcount.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	First Quarter
	FY’22	FY’21
Fee revenue	$80.7	$56.0
Total revenue	$80.7	$56.0

Ending number of consultants	297	352
Subscription & License fee revenue	$24.4	$21.1

Adjusted Results (b):	First Quarter
	FY’22	FY’21
Adjusted EBITDA	$25.6	$7.9
Adjusted EBITDA margin	31.8%	14.2%

___________

(a)	Numbers may not total due to rounding.
(b)	Adjusted results exclude the following:

	First Quarter
	FY’22	FY’21
Integration/acquisition costs	$—	$0.6
Restructuring charges, net	$—	$2.9

Fee revenue was $80.7 million in Q1 FY’22 compared to $56.0 million in Q1 FY’21, an increase of $24.7 million or 44% (up 39% on a constant currency basis).  The increase in fee revenue was due to the Company’s recovery from the economic impact of COVID-19, which negatively impacted the Company on a worldwide basis in Q1 FY’21.  As economies around the world recover and companies pivot from in person training to virtual delivery of training courses, the demand for our digital products and services continues to recover, which resulted in an increase in fee revenue on a worldwide basis in Q1 FY’22.

Adjusted EBITDA was $25.6 million in Q1 FY’22 with an Adjusted EBITDA margin of 31.8% compared to $7.9 million and 14.2%, respectively, in the year-ago quarter.  Contributing to the increase were higher fee revenues as well as cost savings realized from work being conducted virtually. Partially offsetting this were increases in compensation and benefits expense and cost of services expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and commission expenses as a result of revenue growth through the recovery.

Selected Executive Search Data(a)

(dollars in millions) (b)

	First Quarter
	FY’22	FY’21
Fee revenue	$216.9	$120.1
Total revenue	$217.7	$120.9

Ending number of consultants	565	510
Average number of consultants	544	533
Engagements billed	4,175	2,671
New engagements (c)	1,745	1,115

Adjusted Results (d):	First Quarter
	FY’22	FY’21
Adjusted EBITDA	$61.6	$8.1
Adjusted EBITDA margin	28.4%	6.7%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.
(d)	Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	First Quarter
	FY’22	FY’21
Restructuring charges, net	$—	$9.2

Fee revenue was $216.9 million and $120.1 million in Q1 FY’22 and Q1 FY’21, respectively, a year-over-year increase of $96.8 million or 81% (up 74% on a constant currency basis).  Fee revenue increased in all regions with the largest increase in North America where demand for our products and services has exceeded pre-pandemic levels in conjunction with the worldwide economic recovery.

Adjusted EBITDA was $61.6 million in Q1 FY’22 with an Adjusted EBITDA margin of 28.4% compared to Adjusted EBITDA of $8.1 million and Adjusted EBITDA margin of 6.7%, respectively, in the year-ago quarter.  This change resulted from an increase in fee revenue due to the Company’s recovery from the economic impact of COVID-19 as well as cost savings realized from work being conducted virtually.  These changes were offset by an increase in compensation and benefits expense due to an increase in salaries and related payroll taxes and performance related bonus expense as a result of revenue growth through the recovery combined with an increase in overall profitability and headcount.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	First Quarter
	FY’22	FY’21
Fee revenue	$139.3	$68.7
Total revenue	$140.8	$70.4

Engagements billed (b)	1,824	1,027
New engagements (c)	988	564

Adjusted Results (d):	First Quarter
	FY’22	FY’21
Adjusted EBITDA	$34.0	$6.0
Adjusted EBITDA margin	24.4%	8.8%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	Adjusted results exclude the following:

	First Quarter
	FY’22	FY’21
Restructuring charges, net	$—	$2.7

Fee revenue was $139.3 million in Q1 FY’22, an increase of $70.6 million or 103% (up 93% on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in recruitment process outsourcing (“RPO”) fee revenue of $43.1 million or 97% (87% at constant currency) and an increase in Professional Search fee revenue of $27.6 million or 114% (105% at constant currency) due to the wider adoption of RPO services in the market and the Company’s recovery from the economic impact of COVID-19, which negatively impacted the Company on a worldwide basis in Q1 FY’21.

Adjusted EBITDA was $34.0 million in Q1 FY’22 with an Adjusted EBITDA margin of 24.4% in Q1 FY’22 compared to $6.0 million and 8.8%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above, as well as cost savings realized from work being conducted virtually. Partially offsetting this were increases in compensation and benefits expense and cost of services expense.  The increase in compensation and benefits was driven by higher salaries and related payroll taxes and performance related bonus expense as a result of revenue growth through the recovery combined with an increase in overall profitability and headcount.

Outlook

Assuming no new major pandemic lockdowns, worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q2 FY’22 fee revenue is expected to be in the range of $585 million and $615 million; and
▪	Q2 FY’22 diluted earnings per share is expected to range between $1.30 to $1.44.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of COVID-19 and any future pandemic or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the withdrawal of the United Kingdom from the European Union, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income (loss) attributable to Korn Ferry, adjusted to exclude integration/acquisition costs and restructuring charges net of income tax effect;
•	Adjusted basic and diluted earnings (loss) per share, adjusted to exclude integration/acquisition costs and restructuring charges net of income tax effect;
•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs and restructuring charges, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business and 2) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income (loss) attributable to Korn Ferry, adjusted basic and diluted earnings (loss) per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2021	2020
	(unaudited)
Fee revenue	$585,395	$344,097
Reimbursed out-of-pocket engagement expenses	2,703	2,786
Total revenue	588,098	346,883

Compensation and benefits	396,236	284,012
General and administrative expenses	50,267	47,089
Reimbursed expenses	2,703	2,786
Cost of services	21,993	14,269
Depreciation and amortization	15,644	15,035
Restructuring charges, net	-	27,487
Total operating expenses	486,843	390,678

Operating income (loss)	101,255	(43,795)
Other income, net	4,447	11,162
Interest expense, net	(5,426)	(6,894)
Income (loss) before provision (benefit) for income taxes	100,276	(39,527)
Income tax provision (benefit)	23,879	(8,672)
Net income (loss)	76,397	(30,855)
Net (income) loss attributable to noncontrolling interest	(1,574)	22
Net income (loss) attributable to Korn Ferry	$74,823	$(30,833)

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$1.38	$(0.58)
Diluted	$1.37	$(0.58)

Weighted-average common shares outstanding:
Basic	52,760	53,264
Diluted	53,320	53,264

Cash dividends declared per share:	$0.12	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended July 31,
	2021	2020	% Change

Fee revenue:
Consulting	$148,478	$99,318	49.5%
Digital	80,671	55,973	44.1%
Executive Search:
North America	138,678	69,315	100.1%
EMEA	42,747	30,081	42.1%
Asia Pacific	28,703	17,252	66.4%
Latin America	6,776	3,495	93.9%
Total Executive Search (a)	216,904	120,143	80.5%
RPO and Professional Search	139,342	68,663	102.9%
Total fee revenue	585,395	344,097	70.1%
Reimbursed out-of-pocket engagement expenses	2,703	2,786	(3.0%)
Total revenue	$588,098	$346,883	69.5%

(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	April 30,
	2021	2021
	(unaudited)
ASSETS
Cash and cash equivalents	$649,304	$850,778
Marketable securities	68,247	63,667
Receivables due from clients, net of allowance for doubtful accounts of $32,039 and $29,324 at July 31, 2021 and April 30, 2021, respectively	512,921	448,733
Income taxes and other receivables	34,113	40,024
Unearned compensation	61,293	53,206
Prepaid expenses and other assets	41,049	30,724
Total current assets	1,366,927	1,487,132

Marketable securities, non-current	186,735	182,692
Property and equipment, net	129,056	131,778
Operating lease right-of-use assets, net	162,941	174,121
Cash surrender value of company-owned life insurance policies, net of loans	163,210	161,295
Deferred income taxes	68,179	73,106
Goodwill	625,395	626,669
Intangible assets, net	88,156	92,949
Unearned compensation, non-current	131,543	102,356
Investments and other assets	20,339	24,428
Total assets	$2,942,481	$3,056,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$46,945	$44,993
Income taxes payable	28,578	23,041
Compensation and benefits payable	220,948	394,606
Operating lease liability, current	47,394	47,986
Other accrued liabilities	239,673	239,444
Total current liabilities	583,538	750,070

Deferred compensation and other retirement plans	363,543	346,455
Operating lease liability, non-current	143,378	155,998
Long-term debt	394,962	394,794
Deferred tax liabilities	3,607	3,832
Other liabilities	32,283	36,602
Total liabilities	1,521,311	1,687,751

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 75,420 and 74,915 shares issued and 54,506 and 54,008 shares outstanding at July 31, 2021 and April 30, 2021, respectively	574,123	583,260
Retained earnings	902,906	834,949
Accumulated other comprehensive loss, net	(59,843)	(51,820)
Total Korn Ferry stockholders' equity	1,417,186	1,366,389
Noncontrolling interest	3,984	2,386
Total stockholders' equity	1,421,170	1,368,775
Total liabilities and stockholders' equity	$2,942,481	$3,056,526

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended
		July 31,
		2021	2020

	Net income (loss) attributable to Korn Ferry	$74,823	$(30,833)
	Net income (loss) attributable to non-controlling interest	1,574	(22)
	Net income (loss)	76,397	(30,855)
	Income tax provision (benefit)	23,879	(8,672)
	Income (loss) before provision (benefit) for income taxes	100,276	(39,527)
	Other (income), net	(4,447)	(11,162)
	Interest expense, net	5,426	6,894
	Operating income (loss)	101,255	(43,795)
	Depreciation and amortization	15,644	15,035
	Other income, net	4,447	11,162
	Integration/acquisition costs (1)	-	737
	Restructuring charges, net (2)	-	27,487
	Adjusted EBITDA	$121,346	$10,626

	Operating margin	17.3%	(12.7%)
	Depreciation and amortization	2.7%	4.4%
	Other income, net	0.7%	3.2%
	Integration/acquisition costs (1)	-	0.2%
	Restructuring charges, net (2)	-	8.0%
	Adjusted EBITDA margin	20.7%	3.1%

	Net income (loss) attributable to Korn Ferry	$74,823	$(30,833)
	Integration/acquisition costs (1)	-	737
	Restructuring charges, net (2)	-	27,487
	Tax effect on the adjusted items (3)	-	(7,604)
	Adjusted net income (loss) attributable to Korn Ferry	$74,823	$(10,213)

	Basic earnings (loss) per common share	$1.38	$(0.58)
	Integration/acquisition costs (1)	-	0.01
	Restructuring charges, net (2)	-	0.52
	Tax effect on the adjusted items (3)	-	(0.14)
	Adjusted basic earnings (loss) per share	$1.38	$(0.19)

	Diluted earnings (loss) per common share	$1.37	$(0.58)
	Integration/acquisition costs (1)	-	0.01
	Restructuring charges, net (2)	-	0.52
	Tax effect on the adjusted items (3)	-	(0.14)
	Adjusted diluted earnings (loss) per share	$1.37	$(0.19)

Explanation of Non-GAAP Adjustments
(1)	Costs associated with the acquisition of a portion of our Digital business, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19.
(3)	Tax effect on integration/acquisition costs and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) AND

OPERATING INCOME (LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$148,478	$80,671	$138,678	$42,747	$28,703	$6,776	$216,904	$139,342	$-	$585,395
Total revenue	$149,007	$80,681	$139,300	$42,843	$28,732	$6,779	$217,654	$140,756	$-	$588,098

Net income attributable to Korn Ferry										$74,823
Net income attributable to noncontrolling interest										1,574
Other income, net										(4,447)
Interest expense, net										5,426
Income tax provision										23,879
Operating income										101,255
Depreciation and amortization										15,644
Other income, net										4,447
Adjusted EBITDA	$26,841	$25,632	$43,330	$7,585	$8,320	$2,354	$61,589	$33,967	$(26,683)	$121,346
Adjusted EBITDA margin	18.1%	31.8%	31.2%	17.7%	29.0%	34.7%	28.4%	24.4%		20.7%

	Three Months Ended July 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$99,318	$55,973	$69,315	$30,081	$17,252	$3,495	$120,143	$68,663	$-	$344,097
Total revenue	$99,590	$56,022	$69,856	$30,195	$17,340	$3,495	$120,886	$70,385	$-	$346,883

Net loss attributable to Korn Ferry										$(30,833)
Net loss attributable to noncontrolling interest										(22)
Other income, net										(11,162)
Interest expense, net										6,894
Income tax benefit										(8,672)
Operating loss										(43,795)
Depreciation and amortization										15,035
Other income, net										11,162
Integration/acquisition costs										737
Restructuring, charges, net										27,487
Adjusted EBITDA	$6,604	$7,943	$5,312	$1,710	$1,594	$(562)	$8,054	$6,024	$(17,999)	$10,626
Adjusted EBITDA margin	6.6%	14.2%	7.7%	5.7%	9.2%	(16.1%)	6.7%	8.8%		3.1%